UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

Jackson Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-41128	86-2494888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Northwinds Parkway Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

(678) 690-1079
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	RJAC.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	RJAC	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RJAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 13, 2021, Jackson Acquisition Company (the “Company”) completed its initial public offering (the “IPO”) of 20,000,000 of its units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000 (before deducting underwriting discounts and offering expenses payable by the Company).

On December 13, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 9,560,000 warrants (the “Private Placement Warrants”) to the Company’s sponsor, RJ Healthcare SPAC LLC (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $9,560,000.

A total of $203,000,000, comprised of proceeds from the IPO and the sale of the Private Placement Warrants was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of December 13, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the audit of the Company’s December 13, 2021 balance sheet, the Company’s management identified a material weakness in the Company’s internal control over financial reporting pertaining to the Company’s classification of the overallotment option granted to the underwriter in connection with the Company’s initial public offering. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual and interim financial statements will not be detected or prevented on a timely basis. Per Accounting Standards Codification (“ASC”) 480-10-55, an equity-linked written option whose underlying is puttable or mandatorily redeemable shares conditionally obligates the issuer to ultimately transfer assets and such obligation is conditioned on the equity-linked instrument's being exercised and the shares obtained by the equity-linked instrument being put back to the issuer for cash or other assets.  Settlement of the overallotment option, if exercised, will be in units comprised of redeemable shares and warrants, and therefore the Company concluded that the overallotment option is within the scope of ASC 480 and should have been recognized at fair value upon closing of the Company’s initial public offering.  Management of the Company reevaluated their position in connection with the audit of the December 13, 2021 balance sheet and determined that the initial fair value of the overallotment option should be recognized and recorded a $420,760 over-allotment liability in the December 13, 2021 balance sheet.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.   Description of Exhibits

99.1	Audited Balance Sheet, as of December 13, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jackson Acquisition Company

Date: December 17, 2021	By:	/s/ Richard L. Jackson
		Name:	Richard L. Jackson
		Title:	President and Chief Executive Officer